Exhibit 99.2

Independent Proxy Advisory Firm ISS Recommends in Favor of Pericom’s Merger with Diodes

Pericom Sends Letter to Shareholders Outlining Substantial Cash Value

and Closing Certainty of Diodes Transaction

Milpitas, CA – November 9, 2015 – Pericom Semiconductor Corporation (“Pericom” or the “Company”) (NASDAQ: PSEM) announced today that Institutional Shareholder Services (“ISS”) has issued detailed reports recommending that Pericom shareholders vote in favor of the previously announced merger agreement between Pericom and Diodes Incorporated (“Diodes”) (NASDAQ: DIOD), dated September 2, 2015 (as amended, the “Diodes Merger Agreement”), at the upcoming Special Meeting of Pericom Shareholders. The Company also announced that its Board of Directors has sent a letter to Pericom shareholders regarding the ISS reports and reiterating the Board’s unanimous support for the transactions contemplated by the Diodes Merger Agreement.

The text of the letter is as follows:

November 9, 2015

Dear Shareholders,

We are pleased that leading independent proxy advisory firm Institutional Shareholder Services (“ISS”) has issued detailed reports recommending that you vote the WHITE proxy card in favor of the previously announced merger agreement between Pericom and Diodes Incorporated (“Diodes”) (NASDAQ: DIOD), dated September 2, 2015 (as amended, the “Diodes Agreement”), at Pericom’s upcoming Special Meeting of Shareholders (the “Meeting”) to be held on November 20, 2015.

As your Board shared with you recently, the Diodes Agreement provides Pericom shareholders with substantial and immediate cash value – $17.75 in cash per share without interest, or aggregate consideration of approximately $413 million. Diodes’ offer is backed by fully committed financing from Bank of America, and the transaction benefits from a high degree of closing certainty within a matter of days after shareholder approval, with no regulatory approvals required. In agreement with the Board’s conclusion and recommendation, ISS noted (emphasis added):

•	“the terms of the Diodes transaction provide shareholders with the greatest value certainty.”

•	“shareholders might question whether giving up the certainty of the “bird-in-the-hand” [Diodes Agreement] for an offer that may not ever be consummated with Montage is worth the risk.”

We have also communicated that the offer received from Montage Technology Group (“Montage”) suffers from fundamental risks that render it unviable and not in the best interests of Pericom shareholders, including:

•	risks and uncertainties regarding Montage’s ability (or unwillingness) to obtain fully committed financing;

•	substantial uncertainty surrounding the numerous regulatory approvals required for an acquisition of Pericom;

•	Montage’s questionable ability to ultimately close a transaction with Pericom in a timely fashion, if at all;

•	Pericom’s difficulty enforcing any judgment against Montage, a Cayman company with most of its assets in the People’s Republic of China and few assets in the United States—if for any reason, Montage is unable or unwilling to close the proposed transaction with Pericom, the only real recourse for Pericom shareholders may be the $43 million reverse break-up fee (vs. $413 million of market premium from Diodes); and

•	Montage’s erosion of your Board’s trust through continued misrepresentations throughout the sales process and then to Pericom shareholders via multiple communications.

ISS AGREES WITH YOUR BOARD – VOTE “FOR”

THE DIODES AGREEMENT WITH THE WHITE PROXY CARD

The ISS recommendation that shareholders vote the WHITE proxy card at the upcoming Meeting reinforces what your Board has been advocating for weeks: the certainty and substantial value of the Diodes offer is superior to the Montage offer. Your Board and ISS believe there is too great a risk to Pericom shareholders that Montage will not be able to close a transaction to acquire Pericom.

ISS, in recommending for the Diodes merger, corroborated what your Board had confidently concluded and advocated for after thorough evaluation of both offers:

•	“Given the apparent heightened risks, shareholders might question whether giving up the certainty of the ‘bird-in-the-hand’ for an offer that may not ever be consummated with Montage is worth the risk. A vote FOR the Diodes transaction as currently structured is warranted.”

Furthermore, ISS expressed the following well-founded criticisms of the Montage offer (emphasis added):

•	“The verbal confidence in its offer letter that Montage has committed financing, moreover, appears to be more style than substance. The CEC commitment letter, for example, ‘commits’ funding over which it nonetheless reserves significant discretion, and which appears to actually be contingent upon unspecified conditions…”

•	“The keystone in all of this is the $43 million reverse break-up fee Montage has offered. It may be comforting, in the way that closing one’s eyes can be comforting when facing an unpleasant reality – but it does nothing at all to mitigate that unpleasant reality. A reverse termination fee, because so much smaller than the full merger consideration, is probably most effective when the target has the greatest confidence it will never be tapped. In this topping bid, by contrast, it simply underscores the heavy risk of a Montage deal breaking.”

As ISS astutely argued, even if Montage were to raise its offer price and substantially improve its financing commitments (among other necessary improvements), the offer still wouldn’t be superior to Diodes’ offer:

•	“It is possible that Montage responds to Diodes’ bump by increasing its own bid, tempting Pericom shareholders by again increasing the spread between the two deals. But an increase in an offer which still may never be closed i[s] far less compelling than the certainty of a good deal which can be closed.”

LOCK IN THE SUBSTANTIAL $17.75 PER SHARE VALUE

YOU DESERVE BY VOTING THE WHITE PROXY CARD TODAY

Your Board urges all Pericom shareholders to vote the WHITE proxy card to lock in the substantial cash premium represented by the $17.75 per share purchase price offered by Diodes, which we continue to believe is in the best interests of Pericom shareholders.

We sincerely appreciate and thank you for your continued patience, and we hope to see you at our upcoming Meeting.

Regards,

Pericom Semiconductor Corporation Board of Directors

By: /s/ Alex Hui

Name: Alex Hui

Title: Chief Executive Officer, President and Chairman of the Pericom Board of Directors

By: /s/ John Hui

Name: John Hui

Title: Senior Vice President, R&D and Member of the Pericom Board of Directors

By: /s/ Mike Sophie

Name: Mike Sophie

Title: Member of the Pericom Board of Directors

By: /s/ Hau Lee

Name: Hau Lee

Title: Member of the Pericom Board of Directors

By: /s/ Simon Wong

Name: Simon Wong

Title: Member of the Pericom Board of Directors

By: /s/ John East

Name: John East

Title: Member of the Pericom Board of Directors

Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Pericom’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to Pericom’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Pericom assumes no obligation to update any forward-looking statement contained in this document.

Important Additional Information

Pericom has filed a definitive proxy statement and relevant documents in connection with the special meeting of the shareholders of Pericom at which the Pericom shareholders will consider certain proposals regarding the potential acquisition of Pericom by Diodes Incorporated (the “Special Meeting Proposals”). Pericom and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Pericom’s shareholders in connection with the Special Meeting Proposals. SHAREHOLDERS OF PERICOM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry’s most complete solutions for the computing, communications, consumer and embedded market segments. Pericom’s analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today’s ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally.

Participants in the Solicitation

Pericom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein was included in the definitive proxy statement. Additional information regarding the directors and executive officers of Pericom is included in the amendment to the 10-K, which was filed with the SEC on October 14, 2015, and is supplemented by other public filings made, and to be made, with the SEC by Pericom.

Company Contact:

Pericom Semiconductor

Kevin Bauer, CFO

P: 408-232-9100

E: kbauer@pericom.com

Investor Contact:

MacKenzie Partners, Inc.

Dan Burch / Larry Dennedy

212-929-5500

Media Contact:

Sard Verbinnen & Co

Steven Goldberg / John Christiansen

310-201-2040 / 415-618-8750